UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

February 28, 2023

(Date of earliest event reported)

Cinedigm Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-31810	22-3720962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

244 Fifth Avenue, Suite M289, New York, NY	10001
(Address of principal executive offices)	(Zip Code)

212-206-8600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

(Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transmission period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	CIDM	Nasdaq Capital Market

Item 5.03. Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year.

Second Amended and Restated Bylaws

On February 28, 2023, the Board of Directors (the “Board”) of Cinedigm Corp. (the “Company”) approved and adopted amendments to the Company’s Bylaws (the “Bylaws”). The amendments to the Bylaws, which are a result of a periodic review of the Bylaws, include changes to conform to recent amendments to the General Corporation Law of the State of Delaware (the “DGCL”), to conform various provisions of the Bylaws to the DGCL, the provisions of the Certificate of Incorporation and to other provisions of the Bylaws and to make other general clean-up and clarifying changes.

The amendments to the Bylaws include, among other things:

•
clarify that the Board may determine that meetings of stockholders may be held by remote communication;
•
articulate the Board’s authority to postpone, reschedule or cancel a meeting of stockholders that had previously been scheduled by the Board;
•
provide that, for stockholder consents delivered to the Company that were not solicited by the Board, the Company is permitted to engage independent inspectors of election to perform a ministerial review of the validity of the consents and any revocations and the effectiveness of the consent action is deferred until completion of the review and certification of the results;
•
reduce the quorum required to conduct business at a meeting of stockholders to the holders of at least one-third in voting power of the outstanding shares of stock entitled to vote at the meeting due to the fact that a significant percentage of the Company’s stock is owned by retail investors which has resulted in difficulty obtaining a quorum at recent meetings of stockholders;
•
clarify that the voting standard of election of directors is a plurality of the votes cast;
•
provide that the voting standard applicable to all other matters presented to the stockholders for which no specific vote is otherwise provided is a majority of the votes cast;
•
include an advance notice provision that requires stockholders seeking to make nominations or propose business at a meeting of stockholders to comply with certain requirements set forth in the Bylaws, including without limitation, providing the Company a notice setting forth information regarding the stockholder proposing the nomination or business and information regarding the nominee or proposal, during a specified time period;
•
clarify that only directors and officers are entitled to mandatory indemnification and that indemnification for employees and agents is discretionary; and

•
provide that, unless the Company consents in writing to the selection of an alternative forum, (i) the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for certain intracorporate matters and (ii) the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act of 1933, as amended.

The foregoing description of the amendments is qualified in its entirety by reference to the full text of the Second Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

Chairman’s Letter

On March 2, 2023, the Company issued a press release containing a letter to stockholders from Christopher J. McGurk, the Chairman and Chief Executive Officer. The press release is attached hereto as Exhibit 99.1.

The information set forth in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished under Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. In addition, this information shall not be incorporated by reference into any registration statement filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 8.01. Other Events.

Stock Repurchase Program

On February 28, 2023, the Board approved a stock repurchase program to purchase up to an aggregate of 10,000,000 shares of its outstanding Class A common stock. Acquisitions pursuant to the stock repurchase program may be made through a combination of open market repurchases in compliance with Rule 10b-18 promulgated under the Securities Exchange Act of 1934, as amended, privately negotiated transactions, and/or other transactions at the Company’s discretion. The stock repurchase program, which is subject to certain consents, will expire on March 1, 2024 unless otherwise modified by the Board at any time in its sole discretion.

On March 1, 2023, the Company issued a press release announcing the stock repurchase program, which press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No. Description

3.2 Second Amended and Restated Bylaws dated February 28, 2023.

99.1 Press release issued March 2, 2023 regarding the Chairman’s letter.

99.2 Press release issued March 1, 2023 regarding the stock repurchase program.

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SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 2, 2023

By:	/s/ Gary S. Loffredo
Name:	Gary S. Loffredo
Title:	President, Chief Operating Officer, General Counsel & Secretary